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                                                                   Exhibit 3-185
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
KEN HECHLER                                   FILE IN DUPLICATE ORIGINALS
Secretary of State                            FEE: AS PER SCHEDULE ON PAGE 4
State Capitol, W-139                          - BUSINESS CORPORATION
Charleston, WY 25305                          - (stock for profit):
(304) 342-8000     [graphic omitted]            Complete all items except 3.A.
                                              - NON-PROFIT CORPORATION
                                                (membership, nonstock):
                                                Complete all items except
                                                3.B. & 7

                                                         FILED
                                                      OCT 14 1994
                                                    IN THE OFFICE OF
                                                   SECRETARY OF STATE
                                                     WEST VIRGINIA


                                 WEST VIRGINIA

                           ARTICLES OF INCORPORATION

                                       of


                            HORIZON ASSOCIATES, INC.
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The undersigned, acting as incorporator(s) of a corporation under Chapter
31, Article 1, Section 27 of the West Virginia Code, adopt(s) the following Articles of Incorporation for such corporation:

  1. The undersigned agree to become a West Virginia corporation by the name of

               Horizon Associates, Inc.
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     (The name of the corporation shall contain one of the words
     "corporation," "company," "incorporated," "limited" or shall contain an abbreviation of one such words: (ss.31.1.11, W.Va.Code)

  2.   A.   The address at the physical location of the principal office of the corporation will be

            1369 Stewartstown Road street, in the city, town or village of Morgantown, county of Monongalia, State of West Virginia, Zip Code 26505.

            The mailing address of the above location, if different, will be Same Address

       B. The address at the physical location of the principal place of business in West Virginia of the corporation, if different than the above address, will be Same Address street, in the city, town or village of,county, West Virginia, Zip Code.

            The mailing address of the above location, if different, will be Same Address
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  3.   This corporation is organized as:

       A.   Non-stock non-profit.

       or

       B. Stock, for profit XXX, and the aggregate value of the authorized capital stock of said profit corporation will be $1,000.00 dollars, which shall be divided into 1,000 (no. of shares) shares of the par value of $1.00 dollars each, (or state "without par value" if applicable)(if shares are to be divided into more than one class or if the corporation is to issue shares in any preferred or special class in series, additional statements are required within the articles of incorporation.) (As provided by law, for the purpose of assessment of the license tax, and for no other purpose, shares of stock having no par value shall be presumed to be of the par value of $25 each; but if such stock was originally issued for a consideration greater than $25 per share, the annual license taxes as are required to be paid to the Tax Commissioner shall be computed upon the basis of the consideration for which such stock was issued.
            W. Va. Code ss.11-12-78)

  4. The period of duration of the corporation, which may be perpetual, is Perpetual.

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PLEASE DOUBLE SPACE: IF MORE SPACE IS NEEDED, USE ADDITIONAL SPACE ON PAGE 4
AND ADD PAGES:

  5. The purpose(s) for which this corporation is formed (which may be stated to be, or to include, the transaction of any or all lawful business for which corporations may be incorporated in West Virginia), is(are) as follows:

       To provide rehabilitation and related services to nursing homes and to engage in and to do any or all lawful business for which corporations may be incorporated under the West Virginia Corporation Act.

  6. The provisions for the regulation of the internal affairs of the corporation, which the incorporators elect to set forth in the articles of incorporation, are follows:

       None

  7. The provisions granting, limited or denying preemptive rights to shareholders, if any, are as follows:

       None

                                       2

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  8.   The full name(s) and address(es) of the incorporator(s), including street and street numbers, if any, and the city, town or village, including the zip code, and the number of shares subscribed for by each is(are) as follows:

             NAME               ADDRESS                         Number of Shares
                                                                   (Optional)
       Michael J. Dempster      c/o Houston Harbaugh                  None
                                1200 Two Chatham Center
                                Pittsburgh, Pennsylvania 15219
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  9.   The number of directors constituting the initial board of directors of the corporation is Three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders/members, or until their successors are elected and shall qualify, are as follows:

             NAME                                  ADDRESS

       Mark R. Nesselroad                  1369 Stewartstown Road
                                           Morgantown, West Virginia 26505
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       Glenn T. Adrian                     1369 Stewartstown Road
                                           Morgantown, West Virginia 26505
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       Jeffrey Smith                       1369 Stewartstown Road
                                           Morgantown, West Virginia 26505
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  10.   The name and address of the appointed person to whom notice or process may be sent is Mr. Mark R. Nesselroad, 1369 Stewartstown Road, Morgantown, West Virginia 26505


                                ACKNOWLEDGEMENT


I(we), the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this "Articles of Incorporation."

   In witness whereof, I(we) have accordingly hereunto set my(our) respective hands this 10th day of October, 1994.

(All incorporators must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.) PHOTOCOPIES OF THE SIGNATURES OF THE INCORPORATORS AND THE NOTARY PUBLIC CANNOT BE ACCEPTED.


                                              /s/ Michael J. Dempster
                                              ----------------------------------
                                               Michael J. Dempster

STATE OF PENNSYLVANIA
--------------------------------
COUNTY OF ALLEGHENY
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I. /s/ Linda A. Bogesdorfer, a Notary Public, in and for the county and state aforesaid, hereby certify that (names of all incorporators as shown in item
8 must be inserted in this space by official taking acknowledgement)

Michael J. Dempster
--------------------------------

whose name(s) is(are) signed to the foregoing Articles of incorporation, this day personally appeared before me in my said county and acknowledged his(her)(their) signature(s).

[graphic omitted]                        My commission expires June 29, 1995
                                         /s/ Linda A. Bogesdorfer
                                         --------------------------------------
                                                  (Notary Public)

ARTICLES OF INCORPORATION PREPARED BY  Michael J. Dempster, Esquire

whose mailing address is c/o Houston Harbaugh, P.C. 1200 Two Chatham Center, Pittsburgh, PA 15219


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